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                                                                   EXHIBIT 4(k)

                             AGREEMENT OF AMENDMENT

        This Agreement of Amendment ("Amendment") is executed at Dearborn, Michigan as of August 25, 1995 by and among THE STANDARD PRODUCTS COMPANY (the "Borrower") and NATIONAL CITY BANK ("NCB"), as agent (the "Agent") for itself, SOCIETY NATIONAL BANK ("Society"), COMERICA BANK ("Comerica"), and NBD BANK ("NBD") (hereafter collectively refered to as "Banks").

        WHEREAS, Borrower, Banks and Agent entered into a credit agreement dated as of January 19, 1993, as amended by an Agreement of Amendment dated April 30, 1994 (the "Agreement") wherein Banks agreed to make revolving loans to Borrower, under certain terms and conditions, aggregating not more than the principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000), which amount was reduced on June 30, 1993 to One Hundred Twenty-Five Million Dollars ($125,000,000) and which may be reduced from time to time under the Agreement; and

        WHEREAS, Borrower, Banks and Agent want to extend the Termination Date of the Agreement;

        NOW, THEREFORE, Borrower, Banks and Agent agree as follows:

        1. Pursuant to subsection 2.02(k) (captioned "EXTENSION OF REVOLVING CREDIT TERMINATION DATE") the Revolving Credit Termination Date is hereby extended one year from January 19, 1997 to January 19, 1998.

        2. In all other respects the credit agreement shall remain in full effect.

        3. Upon the execution and delivery of this Amendment, the Borrower will not be in default under the Agreement as so Amended.

        IN WITNESS WHEREOF, borrowers, Banks and Agent have executed this Agreement of Amendment at the time and place first above mentioned.

THE STANDARD PRODUCTS COMPANY      NATIONAL CITY BANK, AS AGENT


By: /s/ Charles F. Nagy                 By: /s/ Mary Beth S. Howe
   --------------------------              ------------------------------
Title:  Treasurer                       Title:  Vice President
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NATIONAL CITY BANK                      SOCIETY NATIONAL BANK

By: /s/ Mary Beth S. Howe               By: /s/ Richard A. Pohle
   --------------------------              ------------------------------
Title:  Vice President                  Title:  Vice President
      -----------------------                 ---------------------------

COMERICA BANK                           NBD BANK

By: /s/ Michael T. Shea                 By: /s/ Teresa A. Kalil
   --------------------------              ------------------------------
Title:  Vice President                  Title:
      -----------------------                 ---------------------------